Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of CIVISTA BANCSHARES, INC., an Ohio corporation (“Corporation”), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-4 for the registration of certain of its common shares for offering and sale pursuant to the Agreement and Plan of Merger dated July 10, 2025, by and among the Corporation, Civista Bank and The Farmers Savings Bank. to be offered and sold pursuant thereto, hereby constitutes and appoints Dennis G. Shaffer as their true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the NASDAQ Stock Market, granting unto said attorney-in-fact and agent, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all things that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned have hereunto set their hand this 8th day of September, 2025.

Name

/s/ Darci L. Congrove Darci L. Congrove

/s/ Mark Macioce Mark Macioce

/s/ Julie A. Mattlin Julie A. Mattlin

/s/ Dennis E. Murray, Jr. Dennis E. Murray, Jr.

/s/ Mary Patricia Oliver Mary Patricia Oliver

/s/ Charles A. Parcher Charles A. Parcher

/s/ Clyde A. Perfect, Jr. Clyde A. Perfect, Jr.

/s/ Harry Singer Harry Singer

/s/ Nathan E. Weaks Nathan E. Weaks

/s/ Ian Whinnem
Ian Whinnem

/s/ Lorina W. Wise Lorina W. Wise

/s/ Gerald B. Wurm
Gerald B. Wurm

[Signature page to Power of Attorney]